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                                                                   EXHIBIT 10.15

                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (hereinafter "Agreement") is made as of the first day of July, 2000, by and between SYSTEMONE TECHNOLOGIES INC. AND MANSUR INDUSTRIES INC., Florida corporations (hereinafter collectively the "Employer") and PAUL I. MANSUR, an individual (hereinafter "Employee").

                                    RECITALS:

         A. The Employer desires to assure itself of the services of the Employee and to that end desires to enter into a contract of employment with the Employee upon the terms and conditions herein set forth; and

         B. The Employee is desirous of entering into such a contract of employment.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants herein set forth, the parties hereto agree as follows:

         1.       EMPLOYMENT DUTIES.

                  (a) Employer hereby hires Employee during the Employment Period (defined below) as Executive Director, to perform such services and duties in accordance with Section 1 of this Agreement. Employee also agrees to assume the responsibilities for the position of interim Chief Executive Officer pending the hiring of a permanent Chief Executive Officer by the Employer.

                  (b) During the Employment Period, the Employee shall faithfully perform the Employee's duties to the best of the Employee's ability and in accordance with the directions of the Employer, at all times exercising the Employee's best business judgement. The Employee shall devote such amount of working time, attention and energies as the Employee deems necessary and required for the proper and complete performance of such duties although Employee shall not be required to maintain specific working hours beyond the period as interim Chief Executive Officer. In addition to the duties assigned to the Employee by the Employer during the Employment period, the Employee shall perform such other duties as are commensurate with the Employee's position and title, including, by way of illustration and not in limitation, overseeing the overall management of the Employer's Company and furnishing to the Employer the Employee's best advice, information, judgement and knowledge with respect to the operations of the Employer's businesses.

         2.       EMPLOYMENT TERM.

         (a) "The Employment Period" shall be a period of eighteen (18) months from the date of effectiveness of this Agreement which is first day of July, 2000 and any extensions of such period.

         (b) At least ninety (90) days prior to the expiration of the initial Employment Period or any Renewal Period as that term is hereinafter defined, the Employer shall notify the Employee of its intention to extend the Employment Period for an additional one (1) year (the "Renewal Period"). If the Employer notifies the Employee of its intention to extend the Employment Period, the Employer shall inform the Employee of any modifications to the salary, employee plans and fringe benefit arrangements for the extended Employment Periods as least sixty (60) days prior to the expiration of the Employment Period and the Employee shall, at least thirty (30) days prior to the expiration of the



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employment Period, submit in writing notification of his acceptance of the
Employer's offer to extend the Employment Period. Failure of the Employer to provide notice in a timely manner as provided in the first section of 2(b) hereof shall result in the automatic extension of this Agreement for one (1) year with all the same terms and provisions hereof, except that the Base Salary (as defined in Section 3(a) below) for the Renewal Period shall be increased pursuant to Section 3(a).

         (c) In the event of the Employee's death prior to the expiration of the Employment Period, all obligations of the Employer under this Agreement shall terminate except of the Employer's obligations to pay for services rendered by the Employee prior to his death.

         (d) Employee may terminate this Agreement at anytime upon one hundred twenty (120) days notice to the Company of his intention to resign as the interim Chief Executive Officer and/or Executive Director. All salary earned but unpaid at the date of his resignation shall become due and payable upon the date of his resignation.

         3.       COMPENSATION.

         (a) As compensation for the performance of the Employee of his obligations under this Agreement, the Employer shall pay to the Employee a salary in the amount of One Hundred Fifty Thousand Dollars ($150,000.00) per year during the first six (6) months of the Employment Period of this Agreement through December 31, 2000 (subject to a Fifty Thousand Dollar ($50,000.00) per year holdback until the Employer achieves a positive operating cash flow after scheduled debt payments at which time Employer shall retroactively pay Employee all compensation subject to the holdback); One Hundred Sixty Thousand Dollars ($160,000.00) per year during the last twelve (12) months of the Employment Period of this Agreement through December 31, 2001; and One Hundred Seventy Five Thousand Dollars ($175,000.00) per year during the Renewal Period of this Agreement (if extended by the Company) through December 31, 2002.

         (b) Employee is authorized to incur, in his discretion, reasonable business expenses in connection with the performance of his duties under this Agreement, including travel and entertainment expenses and the Employer shall reimburse Employee for any expenses so incurred, including reasonable transportation expenses incurred by the Employee in the performance or initiation and promotion of the Employer's business.

         (c) Further, during the Employment Period the Employee may participate in such employee incentives, plans or fringe benefit arrangements as the Employer shall make available to the Employee or others.

         4.       DISCLOSURE OF INFORMATION.

Employee acknowledges that the Employer maintains highly confidential and proprietary information that will be accessible to Employee at all times and that such information constitutes valuable and unique property of the Employer. During the term of this Agreement and for a period of three (3) years following the Employee's termination of employment, Employee will not disclose any confidential information, including without limitation, information regarding the Employer's patents, research and development, manufacturing process or any knowledge or information with respect to confidential or trade secrets of the Employer except that which may be deemed to be in the public domain. Nothing contained herein shall be construed as authorizing Employee to disclose confidential information either during the employment period with Employer or at any time thereafter, or in any way diminish the Employer's complete rights and ownership of its confidential or proprietary information, patents, research and development, manufacturing process or any other proprietary information or trade secrets.


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         5.       NON-COMPETITION.

During the term of this Agreement and for three (3) years thereafter, Employee will not directly or indirectly, whether as principal, agent, trustee or through the agency of any corporation, partnership, association or agent, engage in any business in substantial competition with the Employer's or its affiliates' business of automotive and industrial parts washers, nor shall Employee become an officer, director or employee of any corporation, partnership or any other business in substantial competition with the Employer's or its affiliates' business of automotive and industrial parts washers. Notwithstanding anything herein to the contrary, Employee may serve as an officer, director, employee, consultant and/or participate in any company and/or any other activities during the Term of this Agreement that is not in substantial competition with the Employer's or its affiliates' business of automotive and industrial parts washers, provided that such activities do not interfere with the performance of Employee's responsibilities to the Employer under this Agreement.

         6.       NOTICE.

Except as and to the extent specifically provided herein to the contrary, any notice, approval, consent, demand, application or other communication between the parties hereto required or permitted hereunder shall be in writing and shall be sufficiently given if delivered in person, or mailed by certified mail, with return receipt requested and postage prepaid, or delivered to a bonded air courier service for overnight delivery, addressed as follows or to such other address as any party hereto shall notify the other parties hereto:

         (a)     If to the Employer, to:    (b)      If to Employee, to:
                 MANSUR INDUSTRIES INC.              Paul I. MANSUR
                 8425 Southwest 129th Terrace        5050 NW 93rd Doral Place
                 Miami, Florida 33156                Miami, Florida 33178

Notices shall be deemed to have been delivered upon the earlier of actual receipt or five (5) days after deposit in the United States mail or one day after deposit with a bonded air courier service for delivery next day delivery.

         7.       MODIFICATION.

No modification, amendment or waiver of any of the provisions of the Agreement shall be effective unless made in writing specifically referring to this Agreement and signed by all parties.

         8.       ENTIRE AGREEMENT.

This instrument constitutes the entire Agreement of the parties hereto with respect to Employee's employment and the compensation therefor.

         9.       WAIVER.

The failure to enforce at any time any of the provisions of this Agreement or to require at any time performance by any party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect



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either the validity of this Agreement, or any part hereof, or the right of each party thereafter to enforce each and every provision in accordance with the terms of this Agreement.

         10.      SEVERABILITY.

The invalidity or unenforceability of any particular provision of this Agreement shall not effect the other provision hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

         11.      SUCCESSORS.

This Agreement shall be binding upon and shall inure to the benefit of the Employer and any successor of the Employer. For the purposes of this Agreement, the term "successor" shall mean any person, firm, corporation or other business entity which at any time, whether by merger, purchase or otherwise, shall acquire all or substantially all of the assets or business of the Employer as a whole. This Agreement shall also be binding upon and shall inure to the benefit of the Employee and Employee's legal representatives except that the Employee's obligations to perform such future services and rights to receive payment therefor are hereby expressly declared to be non-assignable and non-transferable.

         12.      GOVERNING LAW.

This Agreement is entered into the State of Florida and shall be construed in accordance with the laws of the State of Florida. The parties hereto consent to the jurisdiction of the state courts of the state of Florida and the appropriate United States District Court for Florida for all purposes in connection with any litigation between or among the parties hereto. Employee hereby irrevocably waives any objection which he now or hereafter may have to the laying of venue of any action or proceeding arising out of or relating to this Agreement brought in the United States District Court for Florida and any objection on the ground that any such action or proceeding in either of such Courts has been brought in an inconvenient forum.

         13.      PRIOR EMPLOYMENT AGREEMENTS.

This Agreement supersedes and replaces in its entirety any prior employment agreements entered into between the Employer and the Employee and any such prior agreements shall be deemed terminated in all respects by mutual agreement.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date and year first above written.

EMPLOYER:                                                     EMPLOYEE:

By:                                      By:
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   Paul A. Biddelman, Director               Paul I. Mansur

By:
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   Kenneth Ch'uan-k'ai Leung, Director

By:
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   Ronald J. Korn, Director

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